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                                                                    EXHIBIT 99.2

                        CERTIFICATE OF VP AND CONTROLLER


         I, Ann B. Bledsoe, Chief Financial Officer of Newnan Coweta Bancshares, Inc. (the "Registrant"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

         (3) the annual report on Form 10-KSB of the Registrant, to which this certificate is attached as an exhibit (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a)); and

         (4) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                                 /s/ Ann B. Bledsoe
Dated: March 19, 2003                  ---------------------------------------
                                       Ann B. Bledsoe, Chief Financial Officer





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